Exhibit 99.2
                                                                    ------------


                   Amended and Restated Joint Filing Agreement

     THIS AMENDED AND RESTATED JOINT FILING AGREEMENT is entered into as of January 22, 2009, by and among the parties signatories hereto. This Amended and Restated Joint Filing Agreement amends and restates in its entirety the Joint Filing Agreement, dated December 29, 2008, filed as Exhibit 99.1 to the Schedule 13D filed on December 29, 2008 (the "Schedule 13D"). The undersigned hereby agree that the Schedule 13D with respect to the Common Stock of Constellation Energy Group, Inc., is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated:  January 22, 2009         MidAmerican Energy Holdings Company


                                 By:  /s/ Douglas L. Anderson
                                      ------------------------------------------
                                      Name:  Douglas L. Anderson
                                      Title: Senior Vice President, General
                                             Counsel and Corporate Secretary



Dated:  January 22, 2009         MEHC Investment, Inc.


                                 By:  /s/ Douglas L. Anderson
                                      ------------------------------------------
                                      Name:  Douglas L. Anderson
                                      Title: Vice President and Secretary



Dated:  January 22, 2009         Berkshire Hathaway Inc.


                                 By:  /s/ Marc D. Hamburg
                                      ------------------------------------------
                                      Name:  Marc D. Hamburg
                                      Title: Senior Vice President



Dated:  January 22, 2009         By: /s/ Warren E. Buffett
                                     -------------------------------------------
                                     Warren E. Buffett